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                                                                    EXHIBIT 21.1

                       RENAL CARE GROUP, INC. SUBSIDIARIES


1.       RCG Mississippi, Inc.
2.       Renal Care Group of the Midwest, Inc.
3.       Renal Care Group Texas, Inc.
4.       D.M.N. of Indiana Corporation
5.       RCG University Division, Inc.
6.       Renal Care Group of the Southeast, Inc.
7.       Renal Care Group East, Inc.
8.       Renal Care Group Arizona, Inc.
9.       Northeast Alabama Kidney Clinic, Inc.
10.      Dialysis Management Corporation
11.      RCG PA Merger Corp.
12.      RCG Indiana, LLC
13.      RenaLab, Inc.
14.      RCG Finance, Inc.
15.      RenalPartners, Inc.
16.      RenalNet, Inc.
17.      RenalNet Florida, Inc.
18.      R.C.G. Supply Company
19.      RCG Brandon, LLC
20.      RCG Pikeville, LLC
21.      RCG Southaven, LLC
22.      Southern Ocean County Dialysis Clinic, LLC
23.      Renal Institute of Central Jersey, LLC
24.      Saint Louis Renal Care, LLC
25.      Saint Louis Supply Company, LLC
26.      Ohio Renal Care Group, LLC
27.      Ohio Renal Care Supply Company, LLC
28.      Elyria Renal Care, LLC
29.      Wound Care Group, Inc.
30.      STAT Dialysis Corporation
31.      Brownsville Kidney Center, Ltd.
32.      El Paso Kidney Center East, Ltd.
33.      Angleton Dialysis, Inc.
34.      Brazoria Kidney Center, Inc.
35.      Fondren Dialysis Clinic, Inc.
36.      Wharton Dialysis, Inc.
37.      Stuttgart Dialysis, LLC
38.      KDCO, Inc.
39.      Little Rock Dialysis, Inc.
40.      Jefferson County Dialysis, Inc.
41.      Lawton Dialysis, Inc.
42.      Northwest Dialysis, Inc.
43.      Four State Regional Dialysis Center, Inc.
44.      Fort Scott Regional Dialysis Center, Inc.
45.      Miami Regional Dialysis Center, Inc.
46.      RCG/Saint Luke's, LLC
47.      Renal Care Group Michigan, Inc.
48.      RCG  Martin, LLC
49.      Renal Care Group Northwest, Inc.
50.      Pacific Northwest Renal Services, LLC
51.      Michigan Home Dialysis Center, Inc.
52.      RCG Columbus, L.L.C.
53.      RCG Lake Village, LLC
54.      RCG Mayersville, LLC
55.      Summit Renal Care, LLC
56.      RenalNet Arizona, Inc.
57.      Wisconsin Renal Care Group, L.L.C.
58.      SSKG Inc.
59.      Dialysis Centers of America - Illinois, Inc.
60.      Renal Care Group Alaska, Inc.
61.      Renal Care Group Southwest Holdings, Inc.
62.      Renal Care Group Southwest, L.P.
63.      RCG West Health Supply, L.C.
64.      Kidney Disease Centers of the Ozarks, LLC
65.      Renal Care Group Beaumont, L.P.
66.      Renal Care Group Ohio, Inc.
67.      Physicians Dialysis Company
68.      Diabetes Care Group, Inc.
69.      RCG Memphis, LLC
70.      Renal Care Group-Harlingen, L.P.
71.      Renal Care Group South New Mexico, LLC
72.      Overland Trails Renal Care Group, LLC
73.      Inland  Northwest Renal Care Group, LLC
74.      Inland Northwest Renal Care Group-Idaho, LLC
75.      Three Rivers Dialysis Services, LLC
76.      Lakewood Dialysis Services, LLC